                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                                INTERPET, INC.

                                      AND

                               K&K HANSEN, INC.,

                        DBA MASON DISTRIBUTING COMPANY

                          Dated as of March 31, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I ASSET PURCHASE                                                       1

     1.1   Acquisition of Assets....................................           1
     1.2   Assumption of Liabilities and Obligations................           2
     1.3   Consideration for Assets.................................           2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER                            4

     2.1   Organization of Seller...................................           4
     2.2   Authority................................................           4
     2.3   Seller Financial Statements..............................           5
     2.4   Tax and Other Returns and Reports........................           5
     2.5   Restrictions on Business Activities......................           6
     2.6   Title to Properties; Absence of Liens and Encumbrances;
           Condition of Equipment...................................           6
     2.7   Intellectual Property....................................           6
     2.8   Contracts................................................           7
     2.9   Governmental Authorization...............................           7
     2.10  Litigation...............................................           7
     2.11  Compliance with Laws.....................................           8
     2.12  Representations Complete.................................           8
     2.13  Investment...............................................           8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER                            9

     3.1   Organization, Standing and Power.........................           9
     3.2   Authority................................................           9

ARTICLE IV ADDITIONAL AGREEMENTS                                               9

     4.1   Further Assurances.......................................           9
     4.2   Tax Returns..............................................           9
     4.3   Bulk Sales...............................................          10
     4.4   Taxes                                                              10
     4.5   Actions by Board of Directors............................          10
     4.6   Actions by Seller Shareholders...........................          10
     4.7   Noncompetition Agreement.................................          10
     4.8   Offer Letter.............................................          11

ARTICLE V SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION         11

     5.1   Survival of Representations and Warranties...............          11


                               TABLE OF CONTENTS
                                  (continued)

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     5.2   Indemnification..........................................          11

ARTICLE VI GENERAL PROVISIONS                                                 13

     6.1   Amendment................................................          13
     6.2   Notices..................................................          13
     6.3   Interpretation...........................................          14
     6.4   Counterparts.............................................          14
     6.5   Entire Agreement; Assignment.............................          15
     6.6   Severability.............................................          15
     6.7   Other Remedies...........................................          15
     6.8   Governing Law............................................          15
     6.9   Rules of Construction....................................          15

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 31, 1999 by and between Interpet, Inc., a Delaware corporation ("Buyer"), and K&K Hansen, Inc., dba Mason Distributing Company ("Seller"), a California corporation.

                                   RECITALS

     A. The Board of Directors of each of Buyer and Seller believe it is in the best interests of each company and their respective shareholders that Buyer acquire substantially all of the assets of Seller and assume certain liabilities of Seller (the "Acquisition") and, in furtherance thereof, have approved the Acquisition.

     B. Buyer and Seller desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                ASSET PURCHASE

     1.1  Acquisition of Assets. On the terms and subject to the conditions of
          ---------------------
this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, all right, title and interest in and to all assets and properties of Seller (collectively, the "Assets"), free and clear of all liens, pledges, charges, claims, security interests and other encumbrances of any sort (collectively, "Liens"), including without limitation, the following (provided, however, that the Assets to be so purchased shall not include those assets set forth on Schedule 1.1 (the
                                                      ------------
"Excluded Assets")):

          (a) all cash, cash equivalents, securities, notes and accounts receivable net of allowances for doubtful accounts, of, and other evidences of indebtedness and receivables owing to, Seller existing as of the date hereof;

          (b) all indentures, leases, subleases, licenses, loan agreements, mortgages, notes, indentures, restrictions, wills, trusts, commitment obligations or other contracts, agreements or instruments, whether written or oral or other similar agreements and rights thereunder, including without limitation, the contracts and agreements set forth on Schedule 1.2 (such
                                                      ------------
scheduled contracts and agreements collectively referred to herein as the "Contracts");

          (c) all tangible personal property, including without limitation, inventory, office furniture, office equipment, warehouse equipment, warehouse fixtures and leasehold improvements, but excluding accounting software;

          (d) all books, records, customer orders, customer lists, supplier lists and other proprietary or confidential information or data relating to the Assets;

          (e)  all intangible assets of Seller;

          (f) the benefit of all right, title and interest of Seller to claims and causes of action relating to the Assets;

          (g) all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all Intellectual Property of Seller (as defined in Section 2.7);

          (h) all rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property; and

          (i)  all prepaid rentals and other prepaid expenses of Seller.

     1.2  Assumption of Liabilities and Obligations. Buyer shall not assume any
          -----------------------------------------
liabilities or obligations of Seller, except for those liabilities and obligations listed on Schedule 1.2 (collectively, the "Assumed Liabilities"),
                      ------------
which Buyer expressly assumes. Buyer will not assume or have any responsibility with respect to any other obligation or liability of Seller not included on
Schedule 1.2 (the "Excluded Liabilities"). Other than as set forth on Schedule
------------                                                          --------
1.2, Buyer is not agreeing to pay, perform or assume or have any responsibility
---
for any obligation or liability of Seller or otherwise as a result of the transactions contemplated hereby.

     1.3  Consideration for Assets.
          ------------------------

          (a)  Acquisition Consideration. As full payment for transfer of the
               -------------------------
Assets, Buyer shall pay to Seller (i) ninety (90) days after the date hereof (the "First Payment Date") the First Payment (as defined in and subject to
Section 1.3(b)); (ii) one hundred eighty (180) days after the date hereof the Second Payment (as defined in Section 1.3(c)); and (iii) one (1) year after the date hereof the Third Payment (as defined in Section 1.3(d)) (collectively, the "Purchase Price"). Buyer's payment of the Purchase Price shall be secured by a security interest of Seller in all of Buyer's inventory.

          (b)  First Payment.
               -------------

               (i) The amount of the "First Payment" shall be $150,000, subject to the adjustment pursuant to Section 1.3(b)(iv). The amount of the First Payment, less $25,000, shall be paid by Buyer to Seller by wire transfer of immediately available funds on the First Payment Date. If, between the date hereof and the date sixty (60) days after the First Payment Date, Buyer closes a round of financing in which Buyer issues Series A Preferred Stock of Buyer ("Series A Preferred"), then, at Seller's sole election, a portion of the First Payment not to exceed $25,000 may be paid by Buyer to Seller in the form of Series A Preferred at a per share price equal to its then-fair market value. If (x) Seller does not elect to receive a portion of the First Payment, pursuant to this Section 1.1(b)(i), in Series A Preferred, or (y) on the date sixty (60) days after the First Payment Date, Buyer has not closed a financing in which it issued Series A Preferred, or
(z) Seller elects to have a portion of the First Payment, less than $25,000, paid in Series A Preferred, then, on the date sixty (60) days after the First Payment Date, Buyer shall pay to Seller by wire transfer of immediately available funds any amount of the First Payment not previously paid by Buyer to Seller.

               (ii) Within fourteen (14) days of the date hereof, Seller shall prepare and deliver to Buyer a balance sheet as of the close of business on the date immediately preceding the date hereof (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with the accounting policies attached hereto as Exhibit A and with consistent classification,
                            ---------
judgments and estimation methodology employed in the preparation of the 12/31/98 Balance Sheet (as defined in Section 1.3(b)(iii)). For purposes of this Agreement, "Closing Book Value" shall mean the amount obtained by subtracting
(x) the total trade accounts payable from (y) the total assets, in each case as set forth on the Closing Balance Sheet.

               (iii) For purposes of this Agreement, the "12/31/98 Balance Sheet" shall mean the December 31, 1998 unaudited balance sheet of Seller attached hereto as Exhibit B. The "12/31/98 Book Value" shall mean the amount
                   ---------
obtained by subtracting (x) the total trade accounts payable from (y) the total assets, in each case as set forth on the 12/31/98 Balance Sheet.

               (iv) If the Closing Book Value exceeds the 12/31/98 Book Value, Buyer will add to the amount to be paid to Seller pursuant to Section 1.3(b)(i) an amount equal to such excess. If the Closing Book Value is less than the 12/31/98 Book Value, Buyer shall deduct from the amount to be paid to Seller pursuant to Section 1.3(b)(i) an amount equal to such deficiency.

          (c)  Second Payment.  The amount of the "Second Payment" shall be
               --------------
$200,000. The Second Payment shall be paid by Buyer to Seller by wire transfer of immediately available funds.

          (d)  Third Payment.
               -------------

               (i) The amount of the "Third Payment" shall be calculated by multiplying (x) $220,000 by (y) the quotient resulting from dividing the Post-Closing Gross Profit (as defined in Section 1.1(d)(ii)) by the Pre-Closing Gross Profit (as defined in Section 1.1(d)(iii)). The Third Payment shall be paid by Buyer to Seller by wire transfer of immediately available funds.

               (ii) For the purposes of this Agreement, "Post-Closing Gross Profit" shall equal, for wholesale sales of pet supplies only, Buyer's (x) total revenue less (y) total cost of sales less (z) sales commissions for the Post-Closing Period, after adjustment for doubtful accounts receivable and slow-moving inventory in accordance with the accounting policies attached hereto as Exhibit A. The "Post-Closing Period" shall mean that period from April 1, 1999
---------
until March 31, 2000. For purposes of this Section 1.3(d)(ii), total revenue, total cost of sales and sales commissions for wholesale sales of pet supplies shall be as set forth on the statement of operations of the Buyer for the Post-Closing Period.

               (iii) For the purposes of this Agreement, "Pre-Closing Gross Profit" shall equal Seller's (x) total revenue less (y) total cost of sales less
(z) sales commissions for the Pre-Closing Period. The "Pre-Closing Period" shall mean that period from April 1, 1998 until March 31, 1999. For purposes of this Section 1.3(d)(iii), total revenue, total cost of sales and sales commissions shall be as set forth on the statement of operations of Seller for the Pre-Closing Period.

               (iv)  Notwithstanding anything to the contrary contained in this
Section 1.3(d), in no event shall the amount of the Third Payment be less than $100,000 or greater than $300,000.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedules, referencing the appropriate section and paragraph numbers (the "Company Schedules"), delivered herewith, that the statements contained in this Article II are correct and complete.

     2.1  Organization of Seller. Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of California. Seller has the corporate power to own its properties and assets and to carry on its business as now being conducted. Seller is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Assets (or the rights of Buyer in and to the Assets).

     2.2  Authority. Seller has all requisite corporate power and authority to
          ---------
enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary legal and corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Seller, the sale and transfer of the Assets and the assumption of the Assumed Liabilities do not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any security interest under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Seller or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to Seller in connection with the execution and delivery of this Agreement, the sale and transfer of the Assets or the consummation of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.2. Other than as
                                                   ------------
set forth on Schedule 2.2, no consent or approval is needed from any third party
             ------------
in order to effect the Acquisition or any of the transactions contemplated by this Agreement.

     2.3  Seller Financial Statements. Exhibit B sets forth Seller's unaudited
          ---------------------------  ---------
balance sheet as of December 31, 1998 and the related unaudited statements of income and cash flow for the twelve-month period then ended (together, the "Seller Financials") and Seller's unaudited balance sheet (the "Current Balance Sheet") and the related unaudited statements of income and cash flow for the two
(2)-month period ended February 28, 1999. The Seller Financials present fairly the financial condition, operating results and cash flows of Seller as of and for the twelve-month period ended December 31, 1998, and were prepared in accordance with the accounting policies attached hereto as Exhibit A. The
                                                           ---------
Current Balance Sheet was prepared on a basis consistent with the Seller Financials and presents fairly the financial condition of Seller as of February 28, 1999.

     2.4  Tax and Other Returns and Reports.
          ---------------------------------

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------
or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) To the extent the failure to do so would adversely affect Seller's ability to delivery free and clear title to the Assets or Buyer's right to hold, own or use the Assets, Seller has filed within the time period for filing or any extension granted with respect thereto all federal, state, local, foreign and other returns, estimates and reports ("Returns") which it is required to file relating or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Assets and each portion of any Tax Return pertaining or related to the Assets is true and correct and has been completed in accordance with applicable law. Seller has paid all Taxes relating to all the Assets and has withheld with respect to its employees and paid to the appropriate taxing authority all federal, state and local income taxes, FICA, FUTA and any other Taxes required to be withheld with respect to the Assets.

               (ii) There are no Liens on the Assets relating to or attributable to Taxes.

     2.5  Restrictions on Business Activities. No agreement or contract
          -----------------------------------
constituting part of the Assets has, or to the knowledge of Seller could be reasonably expected to have, the effect of prohibiting or impairing the use by Buyer of the Assets following the date hereof (including, by way of example, effects of noncompetition, exclusivity and other such similar provisions).

     2.6  Title to Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment. Seller has good, valid and marketable title to, or, in the case of
---------
leased properties and assets, valid leasehold interests in, all of the Assets, free and clear of any Liens and security interests, except as reflected in
Schedule 2.6 and except for Liens for Taxes not yet due and payable. Seller has
------------
full corporate right and corporate power to (and at the Closing will) sell, convey, assign, transfer and deliver to Buyer good and valid title to all of the Assets, free and clear of Liens, except for Liens for Taxes not yet due and payable. All material items of equipment owned or leased by Seller are in good operating condition, regularly and properly maintained, subject to normal wear and tear.

     2.7  Intellectual Property.
          ---------------------

          (a) For the purposes of this Agreement, "Intellectual Property" shall mean any or all of the following and all rights associated therewith used or held for use by Seller in connection with the Assets: (i) all customer lists, and all documentation relating to the foregoing; and (ii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith.

          (b)  Except as set forth on Schedule 2.7(b), (i) Seller has all right,
                                      ---------------
title and interest in and to the Intellectual Property; (ii) Seller is not making use of any patentable or unpatentable invention, software, technology or proprietary information in connection with the Assets in which any present or past employee of Seller has or has claimed an interest, and Seller has no knowledge of facts that could reasonably be expected to give rise to such a claim; (iii) Seller is in full compliance with all agreements pursuant to which it acquired any Intellectual Property; (iv) the Intellectual Property does not infringe upon any patent, trademark, trade name, copyright or other intellectual property right of any third party; (v) no third party has asserted or, to Seller's knowledge, threatened to assert against Seller or any of its officers or directors any conflicting rights to any Intellectual Property and Seller has no knowledge of facts that could reasonably be expected to give rise to such a claim; (vi) Seller has no knowledge that any third party is infringing upon any of the Intellectual Property; and (vii) the Intellectual Property will not be rendered invalid or adversely affected in any way by virtue of the execution, delivery or performance of this Agreement or the occurrence of the transactions contemplated hereby.

     2.8  Contracts. Schedule 1.2 hereto sets forth all material contracts and
          ---------  ------------
agreements to which Seller is a party or by which it is bound. To the knowledge of Seller, Seller has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract. Each such Contract is in full force and effect and is not subject to any default thereunder by any party obligated to Seller pursuant thereto. Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 1.2 and a written summary
                                         ------------
setting forth the terms and conditions of each oral agreement referred to in
Schedule 1.2. With respect to each Contract: (A) the Contract is legal, valid,
------------
binding, enforceable, and in full force and effect; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any provision of the Contract. Seller has obtained all necessary consents, waivers and approvals of parties to any Contract as are required to assign all rights and benefits thereunder to Buyer as of the date hereof.

     2.9  Governmental Authorization. No consent, license, permit, grant or
          --------------------------
other authorization issued to Seller by a Governmental Entity is required for the holding of any interest in any of the Assets.

     2.10 Litigation. Except as set forth on Schedule 2.10, there is no action,
          ----------                         -------------
suit or proceeding of any nature pending or, to the knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors, nor, to the knowledge of Seller, is there any reasonable basis therefor. There is no investigation pending or, to the knowledge of Seller, threatened against Seller, the Assets or any of its officers or directors in their capacities as such (nor to the knowledge of Seller is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Seller to produce, offer or sell any of its products or services in the present manner or style thereof. None of the actions, suits, proceedings, hearings and investigations set forth in Schedule
                                                                      --------
2.10 hereof could result in any material adverse change in the business,
----
financial condition, operations, results of operations, or future prospects of Seller. None of Seller's stockholders and the directors and officers (and employees with responsibilities for litigation matters) of Seller, has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller.

     2.11 Compliance with Laws. To the best of Seller's knowledge, Seller has
          --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation relating to or affecting in any way the Assets.

     2.12 Representations Complete. None of the representations or warranties
          ------------------------
made by Seller, nor any statement made in any Schedule or certificate furnished by Seller pursuant to this

Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of Seller in connection with soliciting their consent to this Agreement and the Acquisition, contains or any untrue statement of a material fact, or omits any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.13  Investment. Seller (i) understands that the shares of Series A
           ----------
Preferred have not been, and will not be, registered under the Securities Act of 1933, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Series A Preferred solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired to evaluate the merits and risks inherent in holding the Series A Preferred, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Series A Preferred, and (vi) is an accredited investor, as defined in Regulation D of the Securities Act.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     3.1  Organization, Standing and Power.  Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     3.2  Authority.  Buyer has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1  Further Assurances.  Each party hereto, at the request of the other
          ------------------
party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     4.2  Tax Returns.  Seller shall be responsible for and pay when due (i) all
          -----------
of Seller's Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of a period) ending on the date hereof and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with Seller's business operations. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller's Tax Returns required to be filed in connection with the Assets and any portion of any such Tax Returns connected therewith shall be true and correct and completed in accordance with applicable laws.

     4.3  Bulk Sales.  Buyer hereby waives the requirement, if any, that Seller
          ----------
comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement; provided, that Seller agrees to indemnify and hold harmless Buyer with respect to any noncompliance with such laws and Buyers waiver with respect thereto.

     4.4  Taxes.  Seller shall be responsible for the payment of the following:
          -----

          (a) all federal, state and other taxes imposed upon Seller's net income from the transactions contemplated in this Agreement;

          (b) taxes payable by Seller on gross income from the sale of the Assets to Buyer pursuant to this Agreement;

          (c) all sales and use taxes imposed on the purchase, sale, use or transfer of property by Seller prior to and as a result of the Acquisition; and

          (d) any penalties, interest or similar charges with respect to the foregoing taxes enumerated in this Section.

     4.5  Maintenance of Books and Records.  Seller hereby covenants and agrees
          --------------------------------
that it shall keep and maintain the books and records of Seller in existence on the date hereof for seven (7) years from the date hereof. Seller also covenants and agrees that it and its officers shall assist Buyer, without compensation, in any audit of Seller's financial records.

     4.6  Actions by Board of Directors.  Each of Buyer and Seller has delivered
          -----------------------------
to the other as of the date hereof resolutions of its Board of Directors approving this Agreement, and authorizing its execution, delivery and performance.

     4.7  Actions by Seller Shareholders.  As of the date hereof, Seller has
          ------------------------------
delivered to Buyer resolutions of a majority of its shareholders approving this Agreement, and authorizing its execution, delivery and performance by the Seller.

     4.8  Noncompetition Agreement.  The parties have delivered as of the date
          ------------------------
hereof a Noncompetition Agreement executed between Buyer and Hansen, substantially in the form of Exhibit C (the "Noncompetition Agreement").
                             ---------

     4.9  Offer Letter.  The parties have delivered as of the date hereof an
          ------------
offer letter regarding Buyer's employment of Hansen executed between Buyer and Hansen, substantially in the form of Exhibit D.
                                     ---------


                                   ARTICLE V

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     5.1  Survival of Representations and Warranties. All of the representations
          ------------------------------------------
and warranties made by Seller in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until the second anniversary of the date hereof; provided, that the representations and warranties and covenants relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.4, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax.

     5.2  Indemnification.
          ---------------

          (a) Indemnification by Seller.  Seller agrees to indemnify and hold
              -------------------------
Buyer and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer, its officers, directors, or affiliates, directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of Seller contained in
Article II herein, (ii) any failure by Seller to perform or comply with any covenant contained herein or (iii) any liability resulting from, or any failure of Seller to pay, any liability that is not an Assumed Liability. In addition, Buyer may, at its discretion, seek indemnification for Losses directly from Seller in the manner and to the extent provided in Section 5.2(b), (d) and (e).

          (b) Officer's Certificate.  In the event Buyer shall have incurred any
              ---------------------
Losses for which indemnification pursuant to this Article V is sought, Buyer shall promptly deliver to Seller a certificate signed by any officer of Buyer (an "Officer's Certificate"): (i) stating the grounds for recovery by Buyer in sufficient detail to permit Seller to understand the general basis for the claim, (ii) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (iii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability.

          (c) Timing for Payment.  In the event that Buyer has elected to pursue
              ------------------
indemnity directly from Seller, Seller shall promptly, and in no event later than thirty (30) days after delivery of the Officer's Certificate, wire transfer to Buyer, the amount of such Loss, unless Seller contests such Buyer claim by following the procedures set forth in Section 5.2(e).

          (d) Resolution of Conflicts; Arbitration.
              ------------------------------------

               (i) In case Seller shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties.

               (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller. In the event that, within forty-five (45) days after submission of any dispute to arbitrators, Buyer and Seller cannot mutually agree on one arbitrator, Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or a majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). The arbitrator(s) shall not have the authority to award Buyer more than that requested in the Officer's Certificate. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by Seller, Seller shall make the payment to Buyer.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles, California under the rules of the American Arbitration Association then in effect. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association.

          (e) Third-Party Claims.  In the event that Buyer becomes aware of a
              ------------------
third-party claim which Buyer believes will be covered by the indemnification obligation contained in this Article V, Buyer shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion, to settle any such claim; provided, that except with the consent of Seller, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against Seller.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     6.1  Amendment.  Except as is otherwise required by applicable law, this
          ---------
Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     6.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Buyer, to:

               Interpet, Inc.
               130 West Union Street
               Pasadena, CA 91103
               Attention:  Tom McGovern, Jr.
               Telephone No.:  (626) 535-2735
               Facsimile No:  (626) 535-2701
               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention:  Martin W. Korman, Esq.
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to Seller, to:

               K&K Hansen, Inc.
               dba Mason Distributing Company
               4935 Warner Boulevard
               Huntington Beach, CA 92649
               Attention:  Kyle Hansen
               Telephone No.:  (714) 840-6430
               Facsimile No.:  (714) 846-4080

               with a copy to:

               James P. Baron
               A Professional Law Corporation
               One Corporate Plaza, Suite 110
               Newport Beach, CA 92660
               Telephone No.: (949) 759-7888
               Facsimile No.: (949) 640-9009

     6.3  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     6.5  Entire Agreement; Assignment.  This Agreement, the Schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:

(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Buyer may assign its rights and delegate its obligations hereunder to any affiliate, subsidiary, parent or successor of Buyer, but no such assignment shall relieve Buyer from any of its obligations hereunder.

     6.6  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     6.7  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     6.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Los Angeles County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     6.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                       [Signatures Appear on Next Page]

     IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be signed by their respective duly authorized officers, as of the date first written above.


K&K HANSEN, INC.,                   INTERPET, INC.
DBA MASON DISTRIBUTING COMPANY

By:  /s/ Kyle Hansen                By:  /s/ Tom McGovern
     -------------------------           ---------------------
     Kyle Hansen                         Tom McGovern, Jr.
     President                           President

                                   Exhibit A
                                   ---------

                              Accounting Policies

K&K Hansen, Inc. (Mason Distributing)
Summary of Significant Accounting Policies
--------------------------------------------------------------------------------

Inventories
Inventories are valued at average cost. Inventory costs include freight and product cost.

Revenue recognition
Revenues from product sales are recognized upon shipment of the products to customers.

Property and equipment
Depreciation and amortization of property and equipment are provided using tax basis accounting over the following useful lives:
     Automobiles                        5 years
     Furniture and office equipment     5 years
     Computers, machinery and support   5-7 years

                                   Exhibit B
                                   ---------

                             12/31/98 Balance Sheet

                               MASON PET SUPPLIES
                                 BALANCE SHEET
                               DECEMBER 31, 1998

                                    ASSETS

CURRENT ASSETS

  Cash In Bank - Wells Fargo                                              $ (42,538.26)
  Petty Cash                                                                    416.81
  Accounts Receivable-Trade                                                 175,836.27
  Account Receivable-Trade                                                    3,100.00
  Inter-Company Account                                                      29,575.43
  Reserve For Doubtful Accounts                                             (17,859.27)
  Inventory - Product                                                       373,009.85
  Prepaid Expenses                                                            4,074.75
                                                                          ------------

  TOTAL CURRENT ASSETS                                                                           525,615.68

FIXED ASSETS

  Warehouse Equipment                                                        46,304.55
  Office Furniture & Equipment                                               35,644.44
  Autos & Trucks                                                             20,604.31
  Reserve for Depreciation                                                  (74,567.00)
                                                                          ------------

  TOTAL FIXED ASSETS                                                                              27,986.30

OTHER ASSETS

  Deposits                                                                    3,156.93
  Corporation Expense                                                         1,809.35
  Reserve for Amortization                                                   (1,809.00)
  Goodwill                                                                   29,000.00
                                                                          ------------

  TOTAL OTHER ASSETS                                                                              32,157.28
                                                                                               ------------

    TOTAL ASSETS                                                                               $ 585,759.26
                                                                                               ============


                            LIABILITIES AND EQUITY

CURRENT LIABILITIES

  Accounts Payable                                                          140,528.03
  Accrued Liabilities                                                           963.49
  Wells Fargo Line of Credit                                                 49,715.83
  Accrued Salaries & Wages                                                    3,221.60
  Sales Tax Payable                                                             102.80
                                                                          ------------

 TOTAL CURRENT LIABILITIES                                                                       194,531.75

                              MASON PET SUPPLIES
                                 BALANCE SHEET
                               DECEMBER 31, 1998

LONG-TERM LIABILITIES

  NOTE PAYABLEBTRHBL/T                                                      718,426.01
  Notes Payable - JJ Hansen                                                  27,000.00

  TOTAL LONG-TERM LIABILITIES                                                                  $ 745,426.01
                                                                                               ------------

     TOTAL LIABILITIES                                                                           939,957.76

EQUITY

  Common Stock                                                                2,000.00
  Paid In Surplus                                                            60,000.00
  RETAINED EARNINGS - PRIOR                                                (432,645.98)
  RETAINED EARNINGS - CURRENT YEAR                                           16,447.48
                                                                          ------------

 TOTAL EQUITY                                                                                   (354,198.50)
                                                                                               ------------

     TOTAL LIABILITIES AND EQUITY                                                              $ 585,759.26
                                                                                               ============

                                   Exhibit C
                                   ---------

                           Noncompetition Agreement

                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into this 31st day of March, 1999, by and between Interpet, Inc., a Delaware corporation (the "Buyer"), and Kyle Hansen ("Executive"), with reference to the following facts:

     A. The Buyer is purchasing substantially all the assets of K&K Hansen Inc., dba Mason Distributing Company (the "Seller") pursuant to an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

     B.   Executive is the President and a stockholder of the Seller.

     C. It is a condition to the Buyer's willingness to agree to proceed with the transactions contemplated in the Purchase Agreement (the "Acquisition") that the Buyer and Executive enter into this Agreement.

     D. It is a condition to Executive's willingness to enter into this Agreement that the Buyer agree to be bound by the terms hereof.

     NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. COVENANT NOT TO COMPETE: For the period from and including the date of this Agreement to the earlier of (i) the third anniversary of this Agreement or (ii) the date on which Buyer ceases to engage in the Business (as defined herein), Executive will not, without prior written consent of the Buyer, directly engage in or assist any activity that is the same as or that materially competes with the Business (other than on behalf of the Buyer or any of its affiliates) including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation or other entity), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the Territory (as defined herein). The "Territory" shall mean the United States. The "Business" shall mean the wholesale sale and distribution of pet supplies; provided, however, that Executive's ownership of and employment by The Kyjen Company, Inc. shall not constitute a breach of this Agreement for so long as The Kyjen Company, Inc. continues to engage principally in the design, development, sourcing and wholesale sale of pet supplies.

     2. SOLICITATION OF EMPLOYEES: For a period of one year following the date of termination of Executive's employment with the Buyer for any reason, Executive shall not directly or indirectly solicit or attempt to solicit any employee of the Buyer, its subsidiaries or affiliates, other than Richard Durban, to leave the employ of the Buyer or to cease providing or otherwise alter the services then provided to the Buyer, its subsidiaries or affiliates in connection with the operation of any business (whether or not the same as or similar to the Business).

     3. NON-SOLICITATION OF CUSTOMERS: For a period of one year following the date of termination of Executive's employment with the Buyer for any reason, Executive shall not, directly or indirectly, on his own behalf or otherwise, solicit any customers, advertisers or other clients of the Buyer or any of its subsidiaries or affiliates or encourage any such customers, advertisers or clients to use the facilities or services of any competitor of the Buyer, its subsidiaries or affiliates.

     4. EQUITABLE RELIEF: Executive acknowledges that the covenants contained in Paragraphs 1, 2 and 3 hereof are reasonable and necessary to protect the legitimate interests of the Buyer and that in the absence of such covenants, the Buyer would not have agreed to proceed with the Acquisition, that any breach or threatened breach of such covenants will result in irreparable injury to the Buyer and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that the Buyer, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

     5. COMPLETE AGREEMENT; MODIFICATIONS: Except as specifically provided herein, this Agreement and any documentation referred to herein constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may be executed in counterparts and may not be amended, altered or modified except by a writing signed by the parties.

     6. GOVERNING LAW; JURISDICTION: All questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of the State of California. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in California, or, if not maintainable therein, then in an appropriate California State Court. The parties hereto acknowledge that such courts, as applicable, have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in any such court.

     7. SEVERABILITY: The validity, legality, or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of proscribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area or scope of proscribed activities (not to exceed the maximum period of time or scope set forth herein) as may be valid under the applicable law, and each of the parties hereto shall request any court considering the enforceability of this Agreement to construe and/or reform it so as to render it enforceable to the maximum extent as provided above.

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first set forth above.


INTERPET, INC.


/s/ Tom McGovern                            /s/ Kyle Hansen
--------------------------                  -------------------------------
Tom McGovern, Jr.                           Kyle Hansen
Chief Executive Officer

                                   Exhibit D
                                   ---------

                                  Offer Letter

                                 March 31, 1999

                                  OFFER LETTER
                                  ------------
Mr. Kyle Hansen
4935 Warner Blvd.
Huntington Beach, CA 92649

Dear Mr. Hansen:

     I am pleased to offer you a position with Interpet, Inc. (the "Company") as its President of Masons Distribution and Vice President of Interpet Merchandise Sourcing, commencing on April 1, 1999. You will receive an annual salary of $70,000, which will not be decreased during your first year of employment without the mutual consent of you and the Company, and which will be paid in semi-monthly installments in accordance with the Company's normal payroll procedures. As a Company employee, you are also eligible to receive certain employee benefits, including participation in the Company's health, eye care and dental plans. You should note that the Company may modify salaries and benefits from time to time as it deems necessary.

     We will recommend to the Board of Directors of the Company that, at the next Board meeting, you be granted an incentive stock option entitling you to purchase up to 250,000 shares of Common Stock of the Company at the then current fair market value as determined by the Board at that meeting. Such options shall be subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement, including vesting requirements. We will recommend to the Board a vesting schedule for such options as follows: 20% on the date of grant, 40% on the first anniversary of the grant date, and 40% on the second anniversary of the grant date.

     In addition, should you desire to do so, you may purchase up to 100,000 shares of Common Stock of the Company for a per share price of $0.25 per share on such additional terms and conditions as are mutually agreed upon by you and the Company.

     You should be aware that your employment with the Company is for no specified period and constitutes at will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice.

     For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     You agree that, with the exception of your position as an owner or employee of The Kyjen Company, Inc. for so long as The Kyjen Company, Inc. continues to engage principally in the design, development, sourcing and wholesale sale of pet supplies, during the term of your

Mr. Kyle Hansen
March 31, 1999
Page 2 of 2

employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

     As a Company employee, you will be expected to abide by company rules and regulations. You will be specifically required to sign an acknowledgment that you have read and understand the company rules of conduct which will be included in a handbook which the company will soon complete and distribute. You will be expected to sign and comply with an Employment, Confidential Information, Invention Assignment and Arbitration Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information.

     To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

     We look forward to working with you at Interpet, Inc.

                                             Sincerely,

                                             INTERPET, INC.

                                             /s/ Tom McGovern
                                             ---------------------------------
                                             Tom McGovern, Jr.
                                             Chief Executive Officer
ACCEPTED AND AGREED TO this
31/st/ day of March, 1999.

/s/ Kyle Hansen
-----------------------------
Kyle Hansen

Enclosures: Duplicate Original Letter
            Employment, Confidential Information, Invention Assignment
                    and Arbitration Agreement

                                 INTERPET, INC.
                               West Union Street
                               Pasadena, CA 91103

March 31, 1999

Mr. Kyle Hansen
4935 Warner Blvd.
Huntington Beach, CA 92649

Dear Mr. Hansen:

     This letter will confirm our agreement with respect to your employment by Interpet, Inc. ("Buyer"), as it relates to the Company's purchase of substantially all the assets of K&K Hansen, Inc., dba Mason Distributing Company ("Seller") pursuant to the Asset Purchase Agreement between Buyer and Seller dated as of the date hereof (the "Purchase Agreement").

     Notwithstanding anything to the contrary contained in the Purchase Agreement, in the event that your employment with Buyer is terminated prior to the first anniversary of the Purchase Agreement, other than termination by the Buyer without "Cause," the amount of the Third Payment (as defined in the Purchase Agreement) shall be $100,000. For purposes hereof, "Cause" shall mean
(1) willful failure by you to perform your duties as determined by the Board of Directors of Buyer, other than a failure resulting from your complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by you which constitutes gross misconduct and which is injurious to Buyer, or (3) a material and willful violation of a federal or state law or regulation applicable to the business of Buyer.

     If your are in agreement with the foregoing, please sign this letter where indicated below.

                                              Sincerely,

                                              INTERPET, INC.


                                              By: /s/ Tom McGovern
                                                 ---------------------------
                                                 Tom McGovern, Jr.
                                                 President

AGREED AND ACCEPTED
THIS 31/ST/ OF MARCH, 1999.

/s/ Kyle Hansen
---------------------------------
Kyle Hansen

================================================================================

                                INTERPET, INC.

                   EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT

================================================================================

                                INTERPET, INC.

                   EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                   ----------------------------------------
                        INVENTION ASSIGNMENT AGREEMENT
                        ------------------------------


     As a condition of my employment with Interpet, Inc. its subsidiaries, affiliates, successors or assigns (together the "Corporation"), and in consideration of my employment with the Corporation and my receipt of the compensation now and hereafter paid to me by Corporation, I agree to the following:

     1.   At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT
          ------------------
WITH THE CORPORATION IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE CORPORATION OR MYSELF, WITH OR WITHOUT NOTICE.

  2.      Confidential Information.
          ------------------------

          (a)  Corporation Information. I agree at all times during the term of
               -----------------------
my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Corporation, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Corporation, any Confidential Information of the Corporation. I understand that "Confidential Information" means any Corporation proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Corporation on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Corporation either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information. I agree that I will not, during my
               ---------------------------
employment with the Corporation, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Corporation any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c)  Third Party Information. I recognize that the Corporation has
               -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Corporation consistent with the Corporation's agreement with such third party.

     3.   Inventions.
          ----------

          (a)  Inventions Retained and Licensed. I have attached hereto, as
               --------------------------------
Exhibit A, a list describing all inventions, original works of authorship,
---------
developments, improvements, and trade secrets which were made by me prior to my employment with the Corporation (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Corporation's proposed business, products or research and development, and which are not assigned to the Corporation hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Corporation, I incorporate into a Corporation product, process or machine a Prior Invention owned by me or in which I have an interest, the Corporation is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine, except those Inventions that are conceived or developed solely in my capacity as an owner or employee of The Kyjen Company, Inc.

          (b)  Assignment of Inventions. I agree that I will promptly make full
               ------------------------
written disclosure to the Corporation, will hold in trust for the sole right and benefit of the Corporation, and hereby assign to the Corporation, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Corporation, except those Inventions that are conceived or developed solely in my capacity as an owner or employee of The Kyjen Company, Inc (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Corporation and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c)  Inventions Assigned to the United States. I agree to assign to
               ----------------------------------------
the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Corporation and the United States or any of its agencies.

          (d)  Maintenance of Records. I agree to keep and maintain adequate and
               ----------------------
current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Corporation. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Corporation. The records will be available to and remain the sole property of the Corporation at all times.

          (e)  Patent and Copyright Registrations. I agree to assist the
               ----------------------------------
Corporation, or its designee, at the Corporation's expense, in every proper way to secure the Corporation's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Corporation of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Corporation shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Corporation, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Corporation is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Corporation as above, then I hereby irrevocably designate and appoint the Corporation and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f)  Exception to Assignments. I understand that the provisions of
               ------------------------
this Agreement requiring assignment of Inventions to the Corporation do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the
                                            ---------
Corporation promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.
---------

     4.   Conflicting Employment. I agree that, during the term of my employment
          ----------------------
with the Corporation, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Corporation is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Corporation; provided, however, that my ownership of or employment by The Kyjen Company, Inc. shall not constitute a breach of this Agreement for so long as The Kyjen Company, Inc. continues to engage solely in the design, development, sourcing and wholesale sale of pet supplies.

     5.   Returning Corporation Documents. I agree that, at the time of leaving
          -------------------------------
the employ of the Corporation, I will deliver to the Corporation (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Corporation or otherwise belonging to the Corporation, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.
---------

     6.   Notification of New Employer. In the event that I leave the employ of
          ----------------------------
the Corporation, I hereby grant consent to notification by the Corporation to my new employer about my rights and obligations under this Agreement.

     7.   Solicitation of Employees. I agree that for a period of twelve (12)
          -------------------------
months immediately following the termination of my relationship with the Corporation for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Corporation's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Corporation, either for myself or for any other person or entity.

     8.   Conflict of Interest Guidelines. I agree to diligently adhere to the
          -------------------------------
Conflict of Interest Guidelines attached as Exhibit D hereto.
                                            ---------

     9.   Representations. I agree to execute any proper oath or verify any
          ---------------
proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Corporation. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     10.  Arbitration and Equitable Relief.
          --------------------------------

          (a)  Arbitration. EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, I AGREE
               -----------
THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN LOS ANGELES, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE CORPORATION AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES

OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

     THIS ARBITRATION CLAUSE RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN
SECTION 10(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

               ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq.;

               iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

          (b)  Equitable Remedies. I AGREE THAT IT WOULD BE IMPOSSIBLE OR
               ------------------
TO MEASURE AND CALCULATE THE CORPORATION'S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 2, 3, AND 5 HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE CORPORATION WILL HAVE AVAILABLE THE ADDITION TO ANY OTHER RIGHT OR READILY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

     11.  General Provisions.
          ------------------

          (a)  Governing Law; Consent to Personal Jurisdiction. This Agreement
               -----------------------------------------------
the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Corporation arising from or relating to this Agreement.

          (b)  Entire Agreement. This Agreement sets forth the entire agreement
               ----------------
and understanding between the Corporation and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under his agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

          (c)  Severability. If one or more of the provisions in this Agreement
               ------------
are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d)  Successors and Assigns. This Agreement will be binding upon my
               ----------------------
heirs executors, administrators and other legal representatives and will be for the benefit of the Corporation, its successors, and its assigns.


Date:           3/31/99
     -------------------------------

                                             /s/ Kyle Hansen
                                             ----------------------------------
                                             Signature



                                                 Kyle Hansen
                                            ----------------------------------
                                            Name of Employee (typed or printed)


    /s/ Linda Bully
--------------------------------------
Witness

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP



                                                  Identifying Number
Title                    Date                     or Brief Description
--------------------------------------------------------------------------------






 X    No inventions or improvements
---

___   Additional Sheets Attached




Signature of Employee: /s/ Kyle Hansen
                       ------------------

Print Name of Employee:    Kyle Hansen
                        -----------------

Date: March 31, 1999
     ---------------

                                   EXHIBIT B
                                   ---------

                      CALIFORNIA LABOR CODE SECTION 2870
                            EMPLOYMENT AGREEMENTS;
                             ASSIGNMENT OF RIGHTS


     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C
                                   ---------

                                INTERPET, INC.

                           TERMINATION CERTIFICATION


     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Interpet, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Corporation").

     I further certify that I have complied with all the terms of the Corporation's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Corporation or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Corporation and I will not solicit, induce, recruit or encourage any of the Corporation's employees to leave their employment.


Date:___________________


                                        ________________________________________
                                        (Employee's Signature)



                                        ________________________________________
                                        (Type/Print Employee's Name)

                                   EXHIBIT D
                                   ---------

                                INTERPET, INC.

                        CONFLICT OF INTEREST GUIDELINES


     It is the policy of Interpet, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Corporation. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.

     1    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Corporation is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Corporation.

     3. Participating in civic or professional organizations that might involve divulging confidential information of the Corporation.

     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

     5. Initiating or approving any form of personal or social harassment of employees.

     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Corporation.

     7.   Borrowing from or lending to employees, customers or suppliers.

     8.   Acquiring real estate of interest to the Corporation.

     9. Improperly using or disclosing to the Corporation any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     11. Making any unlawful agreement with distributors with respect to prices.

     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

     13. Engaging in any conduct which is not in the best interest of the Corporation.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease"), dated March 31, 1999, for reference purposes only, is made by and between T. Robert and Lynne A. Hansen, Trustees for the Robert and Lynne Hansen Family Trust dated August 3, 1982 ("Landlord"), and Interpet, Inc., a Delaware corporation ("Tenant").

     1    DEFINITIONS:  Any term that is given a special meaning by this Section
          -----------
1 or by any other provision of this Lease (including any exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto.

          1.1  Agreed Interest Rate:  "Agreed Interest Rate" means an interest
               --------------------
rate of either ten percent (10%) per annum or the maximum applicable rate permitted by Law, whichever is less.

          1.2  Building:  "Building" means that certain approximately 10,000
               --------
square foot building located on the Premises.

          1.3  Commencement Date:  "Commencement Date" means April 1, 1999.
               -----------------

          1.4  Effective Date:  "Effective Date" means the date by which the
               --------------
last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease, provided that the executed Lease has been mutually delivered.

          1.5  Hazardous Material:  "Hazardous Material" means any material or
               ------------------
substance that is now or hereafter prohibited or regulated by any Law relating to health, safety or the environment or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          1.6  Law:  "Law" means any judicial decision, statute, constitution,
               ---
ordinance, resolution, order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term.

          1.7  Lease:  "Lease" means this printed lease and Exhibit A, attached
               -----                                        ---------
hereto and made a part hereof, as the same may be amended in accordance with this Lease from time to time.

          1.8  Lease Term:  "Lease Term" means that period of time commencing on
               ----------
the Commencement Date and ending on December 31, 1999, unless extended or sooner terminated as provided herein.

          1.9  Leasehold Improvements:  "Leasehold Improvements" means all
               ----------------------
improvements, additions, alterations, and fixtures installed in or on the Premises by Tenant at its expense which are not Trade Fixtures.

          1.10 Lender:  "Lender" means (i) any beneficiary, mortgagee, secured
               ------
party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligations secured by it, and (ii) the landlord under any underlying ground lease under which Landlord holds an interest in the Premises.

          1.11 Monthly Rent:  "Monthly Rent" means rent payable by Tenant
               ------------
pursuant to Section 3.

          1.12 Permitted Use:  "Permitted Use" means the use of the Premises for
               -------------
general office, sales, administrative, warehouse, shipping, storage, and all other related legal uses.

          1.13 Premises:  "Premises" means that certain approximately 10,000
               --------
rentable square foot building, the approximately 4,000 square foot yard area and the related parking and outdoor areas located at 1835 South Lewis Street, Anaheim, California, and all Tenant Improvements therein to be provided by Landlord under the terms of this Lease, as more particularly described in Exhibit A hereto.
---------

          1.14 Private Restrictions:  "Private Restrictions" means all recorded
               --------------------
covenants, conditions and restrictions, private agreements, and any other recorded instruments affecting the use of the Premises, as they may exist from time to time.

          1.15 Real Property Taxes:  "Real Property Taxes" means all real
               -------------------
property taxes and assessments imposed by any governmental or quasi-governmental authority, which are levied or assessed against the Premises.

          1.16 Trade Fixtures:  "Trade Fixtures" means anything affixed to the
               --------------
Premises by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material owned and installed by Landlord) which can be removed without injury to the Premises.

     2    DEMISE, TERM AND OPTIONS TO EXTEND:
          ----------------------------------

          2.1  Demise of Premises:  Landlord hereby leases to Tenant, and Tenant
               ------------------
leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises. Landlord warrants that (i) the Premises are not subject to any Private Restrictions, (ii) the Premises are presently in compliance with all Laws and Private Restrictions, including, without limitation, the Americans With Disabilities Act of 1990 and all seismic code requirements, and (iii) Tenant's conduct of its intended business operations in the Premises will not violate any Laws or Private Restrictions.

          2.2  Possession:  Possession of the Premises shall be conveyed to
               ----------
Tenant on the Commencement Date.

          2.3  Options to Extend Lease Term:  Landlord grants to Tenant one (1)
               ----------------------------
option (the "Option") to extend the Lease Term for an additional term of one (1) year, commencing when the initial Lease Term expires. To exercise the Option, Tenant must give Landlord notice in writing by United States Certified Mail, return receipt requested, of its intention to exercise the Option at least ninety (90) days prior to the expiration of the initial Lease Term; provided, however, that Tenant may not exercise the Option at any time that Tenant is in material default under this Lease. If the Option is not so exercised by Tenant, Landlord shall give Tenant written notice of the Tenant's failure to exercise the Option and Tenant shall have a grace period within which to exercise the Option of ten (10) days from Tenant's receipt of Landlord's notice. Tenant shall be deemed to have waived its Option rights if it fails to provide written notice of its exercise of the Option to Landlord prior to the expiration of the grace period. All terms and conditions of this Lease shall continue to apply during the term of the Option, except that the payment of Monthly Rent during the Option term shall be determined pursuant to paragraph 3.2 below.

     3    RENT:
          ----

          3.1  Monthly Rent:  Commencing on the Commencement Date, Tenant shall
               ------------
pay to Landlord without offset or deduction or type whatsoever, except as expressly provided herein, Monthly Rent during the Lease Term, equal to Two Thousand Dollars ($2,000) per month; provided, however, that the rent payment for April 1999 shall be due and payable by Tenant to Landlord on May 1, 1999. Tenant acknowledges that Landlord shall have use of approximately 200 square feet of the Premises for the placement and use of two desks. Landlord acknowledges that such grant of use of 200 square feet of the Premises may be revoked at any time by Tenant upon thirty (30) days prior notice; provided, however, that, in such case, the Monthly Rent during the Lease Term shall equal Three Thousand Dollars ($3,000) per month.

          3.2  Monthly Rent for the Second Option Term:  If an Option is
               ---------------------------------------
exercised, then the Monthly Rent for the Premises shall become the then current fair market Monthly Rent (such amount is hereinafter referred to as the "Fair Market Rent") for the Premises as of the commencement date of the Option term, as determined by the agreement of the parties or, if the parties cannot agree within thirty (30) days prior to the commencement of the Option term, then by an appraisal. The Fair Market Rent for the Premises shall not include any part of value added by improvements made by Tenant at its expense. If it becomes necessary to determine the Fair Market Rent by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute (MAI) and who have at least five (5) years experience appraising commercial and industrial real property located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

               3.2.1  If the parties are unable to agree on the Fair Market
Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

               3.2.2 If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his/her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Option term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               3.2.3 If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser. If the rent during the Option term is determined by appraisal and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of all appraisals. If Tenant rescinds its exercise of the Option, then (i) the Lease shall terminate on the ninetieth (90th) day after Tenant's notice of rescission or on the date the Lease would have otherwise terminated absent Tenant's exercise of the Option, whichever date is later, and (ii) Tenant shall pay all costs and expenses of the appraisal.

          3.3  Payment of Rent:  Commencing on the Commencement Date, all
               ---------------
Monthly Rent required to be paid hereunder shall be paid in advance on the first day of each calendar month during the Lease Term. All Monthly Rent shall be paid in lawful money of the United States, to Landlord at its address for notices as set forth below or at such other place as Landlord may designate from time to time by written notice to Tenant. Tenant's obligation to pay Monthly Rent shall be prorated during any partial month of the Lease Term. If Landlord does not receive a rent payment from Tenant within five (5) days of its due date, Tenant shall pay to Landlord a late charge of $50.00 per day for each day that the rent is not paid following the due date. Landlord and Tenant further agree that the foregoing sentence does not establish a grace period. In the event that Landlord has given notice to tenant that the Monthly Rent has not been received in accordance with this paragraph and such Monthly Rent is not received within 14 days, Landlord may give Tenant a request to pay or quit the Premises in accordance with the Code of Civil Procedure 1161(a).

     4    USE OF PREMISES:
          ---------------

          4.1  Use of Premises:  Tenant may use the Premises for any Permitted
               ---------------
Use. Landlord represents and warrants that electricity, water, janitorial, heating, ventilating, air conditioning and all other building services at the levels generally provided for in comparable buildings in the vicinity of the Premises, will be available to Tenant at all times during the Lease Term.

          4.2  Compliance with Laws and Private Restrictions:  Tenant shall
               ---------------------------------------------
observe and comply with all Laws and Private Restrictions applicable to the Premises. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to construct or pay the cost of complying with any Private Restrictions or Laws requiring construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular and unique use of the Premises.

          4.3  Hazardous Materials:
               -------------------

               4.3.1  Tenant's Responsibility:  Tenant, at its sole cost,
                      -----------------------
shall comply with all Laws relating to the storage, use, disposal, emission, or release of any Hazardous Material by Tenant or its agents, employees or contractors. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Premises by Tenant or its agents, employees or contractors result in contamination or deterioration of water or soil on or about the Premises, then Tenant shall promptly take any and all action necessary to clean up such contamination as required by Law. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for, and shall defend, indemnify and hold Landlord and its shareholders, officers, and directors harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, to the extent arising out of or the disposal or release of Hazardous Materials on or about the Premises by Tenant or its agents, employees, or contractors in violation of Laws.

               4.3.2  Landlord's Obligation:  Except as stated in
                      ---------------------
subparagraph 4.3.1, above, and notwithstanding anything to the contrary in any other section of this Lease, Tenant shall have no responsibility for and Landlord shall be solely responsible for, and shall defend, indemnify and hold Tenant and its shareholders, officers, directors, successors and assigns, harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of the presence at any time of any Hazardous Material on or about the Premises during the Lease Term. Upon demand by Tenant, Landlord shall promptly take any and all action necessary to investigate and remediate any such Hazardous Material contamination as required by Law.

          4.4  Signage:  Tenant may install the maximum building signage allowed
               -------
by the City of Anaheim on the Premises and Building, subject to Landlord's reasonable approval.

     5    TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS:
          -----------------------------------------

          5.1  Leasehold Improvements:  Tenant may construct any Leasehold
               ----------------------
Improvement which does not affect the structural parts or exterior of the Premises without Landlord's prior approval. Any other Leasehold Improvements may be made only after obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any Leasehold Improvement, if Landlord has not reasonably withheld its consent to any Leasehold Improvement within fifteen (15) days of Tenant's request for Landlord's consent to the Leasehold Improvement. All Leasehold Improvements constructed at Tenant's cost shall remain the property of Tenant during the Lease Term and may be removed from the Premises at any time. Landlord shall have no lien or other interest whatsoever in any Leasehold Improvement and within ten
(10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien, or interest in Tenant's Leasehold Improvements located in the Premises. Tenant shall restore all damage to the Premises caused by any removal of the Leasehold Improvements. Within ten (10) days following Landlord's receipt of written request by Tenant, Landlord shall inform Tenant whether Landlord reserves the right to have any Leasehold Improvement installed by Tenant removed from the Premises by Tenant upon termination of this Lease.

          5.2  Liens:  Tenant shall keep the Premises free from any liens
               -----
arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within twenty (20) days after Tenant's receipt of written notice that the same has been recorded against the Premises.

     6    REPAIR AND MAINTENANCE:
          ----------------------

          6.1  Tenant's Obligation to Maintain:  Except as otherwise provided in
               -------------------------------
Section 11 (restoration of damage caused by fire and other perils) and in paragraph 6.2 (Landlord's maintenance obligations), Tenant shall, at all times during the Lease Term, keep and maintain the Premises in good order, condition and repair, ordinary wear and tear excepted.

          6.2  Landlord's Obligation to Maintain:  Landlord shall perform and
               ---------------------------------
construct at its sole cost and expense, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or its agents, employees or contractors,
(ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) for which Landlord has a right of reimbursement from others, (iv) which could be treated as a "capital expenditure" under generally accepted accounting principles, (v) to the roof and structural parts of the Premises (including the walls, floors, ceilings, bearing walls, demising walls and foundations), and to all utility and other building systems serving the Premises, including, without limitation, the plumbing, HVAC and electrical systems, and (vi) and to all areas outside the Building. Landlord shall promptly and diligently perform and construct all such maintenance, repairs and improvements.

     7    UTILITIES:  Tenant shall promptly pay, as the same become due, all
          ---------
charges for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished at the request of or used by Tenant in the Premises.

     8    TAXES:
          -----

          8.1  Real Property Taxes:  Landlord shall pay before delinquency any
               -------------------
and all Real Property Taxes imposed against the Premises or Landlord's interest in the Premises.

          8.2  Taxes on Tenant's Property:  Tenant shall pay before delinquency
               --------------------------
any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against the Trade Fixtures or other personal property of Tenant situated within the Premises.

     9    INSURANCE:
          ---------

          9.1  Tenant's Insurance:  Tenant shall maintain in full force and
               ------------------
effect at all times during the Lease Term the policies of insurance described below. Copies of duly executed certificates for such policies shall be provided to Landlord upon Landlord's request.

               9.1.1  Liability Insurance: A policy or policies of commercial
                      -------------------
general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in, or resulting from an occurrence in, the Premises with combined single limit coverage of not less than $1,000,000, naming Landlord as an additional insured, and containing a cross liability endorsement.

               9.1.2  Casualty Insurance:  A policy or policies of all risk
                      ------------------
property insurance insuring the personal property, inventory, and Trade Fixtures of Tenant within the Premises.

          9.2  Landlord's Insurance:  Landlord shall maintain at its sole cost
               --------------------
at all times during the Lease Term a policy or policies of all risk property insurance insuring Landlord against loss from physical damage to the Building and the Premises with coverage of not less than the full replacement cost thereof.

          9.3  Release and Waiver of Subrogation:  Notwithstanding anything to
               ---------------------------------
the contrary in this Lease, the parties hereto release each other, and their respective agents, employees, subtenants, and contractors, from any liability for injury to any person or damage to property that arises out of or incident to any peril covered by property insurance carried by the parties or out a peril of the type that would normally be covered by the property insurance required to be carried under the terms of this Lease, whether due to the negligence of Landlord or Tenant or their respective agents, employees, subtenants, contractors, or invitees, or any other cause. Each party shall use diligent efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall promptly notify the other party of that fact.

     10   INDEMNITY:
          ---------

          10.1 Indemnification of Landlord:  Tenant shall hold harmless,
               ---------------------------
indemnify and defend Landlord and its employees and agents, with competent counsel reasonably satisfactory to Landlord, from and against all liability, losses, damages, costs, expenses, and claims arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Tenant, its agents, contractors, or employees, a breach by Tenant of this Lease, or a violation by Tenant of any Law or Private Restriction.

          10.2 Indemnification of Tenant:  Landlord shall hold harmless,
               -------------------------
indemnify and defend Tenant and its employees and agents, with competent counsel reasonably satisfactory to Tenant, from and against all liability, penalties, losses, damages, costs, expenses, and claims arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Landlord, or its agents contractors, or employees, a breach by Landlord of this Lease, or a violation by Landlord of any Law or Private Restriction.

     11   DAMAGE & DESTRUCTION:
          --------------------

          11.1 Landlord's Duty to Restore:  If the Premises or Building are
               --------------------------
damaged by any peril, Landlord shall restore the same to substantially the same condition existing immediately prior to such damage, unless the Lease is terminated by Landlord pursuant to paragraph 11.2 or by Tenant pursuant to paragraph 11.3.

          11.2 Landlord's Right to Terminate:  Landlord shall have the option to
               -----------------------------
terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

               11.2.1 The Building is damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to paragraph 9.2 and (ii) not actually covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, when the estimated cost to restore the Building exceeds ten percent (10%) of the then actual replacement cost thereof; or

               11.2.2 The Premises are damaged by any peril during the last three (3) months of the Lease Term and the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph 11.2.2 if Tenant exercises its Option to extend the Lease Term within thirty (30) days following the delivery to Tenant of Landlord's written termination notice.

          11.3 Tenant's Right to Abatement and Termination:  If all or any
               -------------------------------------------
portion of the Premises should become unsuitable for Tenant's use as a consequence of fire, casualty, cessation of utilities or other services required to be provided to the Premises by Landlord, or the presence of any Hazardous Material which does not result from Tenant's use, storage or disposal of such material, then Tenant shall be entitled to an abatement of all Monthly Rent payable hereunder to the extent of the interference with Tenant's use of the Premises occasioned thereby and, if such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant's intended use within ninety (90) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice of termination to Landlord at any time prior to cessation of the interfering event or restoration of the Premises.

       12 CONDEMNATION:
          -------------

          12.1 Taking of Premises:  If all or any part of the Premises is taken
               ------------------
by means of (i) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, (ii) a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending, or (iii) any taking by inverse condemnation (a "Condemnation"), and any portion of the Premises cannot be reconstructed within a reasonable period of time and thereby made reasonably suitable for Tenant's continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease. Any such option to terminate by Tenant must be exercised within a reasonable period of time, to be effective as of the date that possession of the Premises is taken by the condemnor.

          12.2 Restoration Following the Taking:  If any part of the Premises is
               --------------------------------
taken by Condemnation and this Lease is not terminated, then Landlord shall make all repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit reasonably suitable for Tenant's occupancy for the Permitted Use.

          12.3 Abatement of Rent:  If any portion of the Premises is taken by
               -----------------
Condemnation and this Lease is not terminated, then as of the date possession is taken, the Monthly Rent shall be reduced in the same proportion that the value of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the value of the remainder of the Premises.

          12.4 Temporary Taking:  If any portion of the Premises is temporarily
               ----------------
taken by Condemnation and such taking affects Tenant's ability to use the Premises for the Permitted Use for a period in excess of ninety (90) days, then Tenant shall have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

          12.5 Division of Condemnation Award:  Tenant shall be entitled to
               ------------------------------
receive any damages awarded by the court in connection with a Condemnation for
(i) the Lease bonus value (the difference between the Lease rent and fair market value rent), (ii) Leasehold Improvements installed in the Premises at Tenant's expense, (iii) Tenant's moving costs, (iv) Trade Fixtures, and (v) Tenant's lost goodwill. The entire balance of the award shall be the property of Landlord.

     13   DEFAULT AND REMEDIES:
          ---------------------

          13.1 Events of Tenant's Default:  Tenant shall be in default of its
               --------------------------
obligations under this Lease if any of the following events occurs:

               13.1.1 Tenant fails to pay any Monthly Rent when due and such failure is not cured within five (5) days after Landlord notifies Tenant in writing that such nonpayment was not made when due; or

               13.1.2 Tenant fails to perform any term, covenant, or condition of this Lease (except those requiring the payment of money to Landlord) and Tenant fails to cure such default within thirty (30) days after delivery of written notice from Landlord specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period; or

               13.1.3 Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

               13.1.4 A court shall have made or entered any decree or order with respect to Tenant, or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.

          13.2 Landlord's Remedies:  In the event of any default by Tenant,
               -------------------
Landlord shall have the following remedies:

               13.2.1 Landlord may, at Landlord's election, continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, (i) the right to recover rent and any other sums payable hereunder as they become due, (ii) the right to make payments required of Tenant or to perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest of the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and
(iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under the Lease.

               13.2.2 Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Law providing for recovery of damages for such breach, including, without limitation, the following:

                       13.2.2.1 The worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

                       13.2.2.2 The amount by which the rent and any other sums which would be payable by Tenant hereunder, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); plus

                       13.2.2.3 The reasonable cost of recovering the Premises; plus

                       13.2.2.4 The reasonable cost of removing Tenant's Trade Fixtures and Leasehold Improvements.

               13.2.3 In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

                       13.2.3.1 Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

                       13.2.3.2 Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise.

          13.3 Landlord's Default and Tenant's Remedies:  Landlord shall not be
               ----------------------------------------
deemed to be in default of its obligations unless Landlord fails to perform any covenant, condition, or agreement contained in this Lease and fails to cure the nonperformance within a reasonable time, but not later than fifteen (15) days after receiving written notice of the failure; provided, however, that if the nature of Landlord's failure to perform reasonably requires more than fifteen
(15) days to cure, then Landlord shall not be deemed in default if Landlord commences to cure such failure within said fifteen (15) day period and thereafter diligently and in good faith prosecutes such cure to completion. If Landlord is in default pursuant to this paragraph 13.3, then Tenant shall have the following remedies:

               13.3.1 Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein).

               13.3.2 Tenant may cure any default of Landlord at Landlord's cost. If Tenant at any time by reason of Landlord's default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the Agreed Interest Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. Any such amount shall be payable by Landlord to Tenant within ten (10) days following Tenant's written demand for payment and if not so paid, may be offset against the next installments of Monthly Rent payable by Tenant to Landlord under this Lease.

          13.4 Waiver:  One party's consent to or approval of any act by the
               ------
other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any Monthly Rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

     14   ASSIGNMENT AND SUBLETTING:
          -------------------------

          14.1 By Tenant:  Tenant shall not sublet the Premises or assign or
               ---------
encumber its interest in this Lease, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any proposed assignment or subletting if it has not reasonably withheld its consent to any such proposed assignment or subletting within fifteen (15) days of Tenant's request for consent. Consent by Landlord to one or more assignments or encumbrances of this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance, or subletting. Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or a portion of the Premises without Landlord's consent (i) to a parent, subsidiary, or an entity controlling, controlled by or under common control with Tenant, (ii) related to Tenant by merger, consolidation or non-bankruptcy reorganization, or (iii) in connection with the sale of substantially all of Tenant's assets located in the Premises.

          14.2 By Landlord:  Landlord and its successors in interest shall have
               -----------
the right to transfer their interest in the Premises. As used herein, the term "Landlord" shall mean the Landlord originally named herein, but following any transfer of its interest in the Premises, the term "Landlord" shall thereafter mean the transferee of such interest.

     15   TERMINATION:
          -----------

          15.1 Surrender of the Premises:  Immediately prior to the expiration
               -------------------------
or upon the earlier termination of this Lease, Tenant shall remove all Leasehold Improvements installed in the Premises by Tenant (which Landlord has not agreed may remain in the Premises), Trade Fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Premises to Landlord in the same condition as received, reasonable wear and tear, condemnations, perils and Hazardous Materials not placed on or about the Premises by Tenant, its agents, employees or contractors excepted.

          15.2 Holding Over:  Any holding over after the expiration of the Lease
               ------------
Term and with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable.

     16   GENERAL PROVISIONS:
          ------------------

          16.1 Landlord's Right to Enter:  Landlord or its agents may enter the
               -------------------------
Premises at any reasonable time for the purpose of (i) inspecting the same, (ii) posting notices of nonresponsibility, (iii) supplying any service to be provided by Landlord to Tenant, (iv) making necessary alterations, additions or repairs,
(v) performing Tenant's obligations when Tenant has failed to do so within thirty (30) days after written notice from Landlord, and/or (vi) in case of an emergency. However, Landlord may not so enter the Premises until it has first given Tenant at least forty-eight (48) hours prior written notice of its intention to do so (except in case of an emergency) and complies with all of Tenant's reasonable security measures. Landlord shall not have the right to open or inspect confidential files or safes, and Landlord shall not disclose to others any confidential information regarding Tenant's business learned by Landlord during any such entry into the Premises.

          16.2 Estoppel Certificates:  Each party agrees, following any request
               ---------------------
by the other, promptly to execute and deliver an estoppel certificate upon which the requesting party and any others it designates may rely (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Monthly Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or if there are stating their nature, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party.

          16.3 Reimbursable Expenditures:  Any expenditure by a party permitted
               -------------------------
or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the actual cost to the demanding party of the goods and/or services giving rise to such expenditure, which cost shall not exceed the fair market value of such goods and/or services; shall be reasonably incurred; and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

          16.4 Notices:  Any notice required or desired to be given regarding
               -------
this Lease shall be in writing and may be personally served, or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at its address set forth below its signature, and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.

          16.5 Attorneys' Fees:  In the event either party shall bring any
               ---------------
action or legal proceeding for an alleged breach of any provision of this Lease, to recover Monthly Rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this

Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

          16.6 Authority:  Each party represents and warrants that the
               ---------
individual executing this Lease on behalf of such party is duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon such party in accordance with its terms.

          16.7 Miscellaneous:  Should any provision of this Lease prove to be
               -------------
invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. This Lease shall be governed by the laws of the State of California. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Lease, then such consent or approval shall not be unreasonably withheld or delayed. Landlord shall not become or be deemed a partner or a joint venturer of Tenant by reason of this Lease. This Lease may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one Lease.

          16.8 Brokerage Commissions:  Each party warrants to the other that it
               ---------------------
has not had any dealings with any real estate brokers or salesmen (or incurred any obligations for the payment of real estate brokerage commissions or finder's feed which would be earned or due and payable by reason of the execution of this Lease).

          16.9 Memorandum of Lease:  At Tenant's request, Landlord shall execute
               -------------------
in recordable form, a "Memorandum of Lease" referencing the Lease and setting forth the true and legal description and assessor's parcel number of the Building in a form reasonably acceptable to Tenant, and which Memorandum of Lease shall be recorded in the Official Records of the County in which the Premises are located.

          16.10 Subordination:  The following provisions shall govern the
                -------------
relationship of this Lease and any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises and any renewal, modification, consolidation, replacement or extension thereof (collectively, "Security Instruments"), which have been or may hereafter be executed affecting the
Premises:

                16.10.1 This Lease shall not be subject or subordinate to any existing or future Security Instruments unless the holder of the Security Instrument in question executes a recognition and nondisturbance agreement which
(i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder.

                16.10.2 Landlord represents and warrants that neither the Premises nor Building are encumbered by a Security Instrument as of the Execution.

          16.11 Quiet Possession:  Tenant shall peacefully have, hold and enjoy
                ----------------
the Premises, subject to the other terms of this Lease, provided that Tenant pays the Monthly Rent and performs all of Tenant's covenants and agreements contained in this Lease. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

          16.12 Entire Agreement: The Lease and the documents referred to herein
                ----------------
constitute the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto. The foregoing provisions of this paragraph and any provision of this Lease notwithstanding, this Lease shall not be deemed to amend, alter, or restrict the enforcement of, any of the covenants, obligations, representations or warranties under the Purchase Agreement and all such covenants, obligations, representations or warranties shall remain binding and fully enforceable.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

LANDLORD:                                    TENANT:
T. ROBERT AND LYNNE A. HANSEN,               INTERPET, INC.
Trustees for the Robert and Lynne Hansen
Family Trust dated August 3, 1982



By:  /s/ T. R. Hansen                        By:    /s/ Tom McGovern
   -------------------------------------        ------------------------------
   T. Robert Hansen
   Trustee                                   Its:   President
                                                 -----------------------------

By:_____________________________________
   Lynne A. Hansen
   Trustee


Address for Notices:                         Address for Notices:
4935 Warner Avenue                           130 West Union Street
Huntington Beach, CA 92649                   Pasadena, CA 91103
Attn: T.R. Hansen                            Attn: Tom McGovern, Jr.

                                  EXHIBIT "A"


See attached.

                               Legal Description


That portion of the Northeast Quarter of the Northwest Quarter of Section 26, Township 4 South, Range 10 West, in the Rancho San Juan Cajon De Santa Ana, as shown on a map thereof recorded in Book 51, page 10 of Miscellaneous Maps, records of said Orange County, described as follows:

Commencing at the Northeast corner of the land described in Parcel 2 in the Deed to Jack E. Riley and wife recorded September 13, 1956 in Book 3642, page 258, Official Records, said corner being a point in the East Line of said Northwest Quarter, Southerly thereon 968.13 feet from the North Quarter corner of said Section; thence North 1E 16' 48" West, along said East line, 336.50 to the true point of beginning of the land herein described; thence continuing North 1E 16' 48" West, along said East line 116.50 feet; thence South 88E 43' 12" West
231.77 feet to the Easterly line of the Southern Pacific Railroad Right of Way thence Southerly along said East line 120.15 feet to a point which bears South 88E 43' 12" West from the true point of beginning; thence North 88E 43' 12" West from the true point of beginning; thence North 88E 12' East 202.39 feet to the true point of beginnings.

                          COMBINED MINUTES OF ACTION
                       OF THE SHAREHOLDERS AND DIRECTORS
                                      OF
                               K&K HANSEN, INC.
                           A California Corporation

                            TAKEN WITHOUT A MEETING
                         BY UNANIMOUS WRITTEN CONSENT


     The following action was taken by the shareholders and directors of K & K Hansen, Inc., a California corporation (the "Corporation"), by written consent without a meeting as of the date set forth below, pursuant to the Bylaws of the Corporation, and to paragraph 307(b) and 603(a) of the California Corporations Code permitting such action to be so taken.

     Authorization for Sales of Substantially All Corporate Assets.  The
     -------------------------------------------------------------
following resolution authorizing the sale of substantially all the Corporations assets is hereby consented to and adopted:

     WHEREAS, there has been submitted to and considered an Agreement for Sales of Assets (the "Asset Purchase Agreement"), dated 3/31/99, providing for the sale by this Corporation of substantially all of its assets to Interpet, Inc. ("Purchaser"), in consideration of the payment by Purchaser to this Corporation of due consideration as set forth in the Asset Purchase Agreement and the assumption by the Purchaser of the Accounts Payable of this Corporation as set forth in the Asset Purchase Agreement, pursuant to and in accordance with the terms and provisions of the Asset Purchase Agreement.

     NOW, THEREFORE, BE IT RESOLVED, that the sale of substantially all of the assets and the assumption of the Accounts Payable of this Corporation to Purchaser substantially in accordance with the terms of the Asset Purchase Agreement is approved and that the form, terms, and provisions of the Asset Purchase Agreement be and they are approved.

     RESOLVED, FURTHER, that, subject to the foregoing, the President of this Corporation be and is authorized to execute, deliver, and cause the performance of the Asset Purchase Agreement on behalf of this Corporation, in substantially the form presented and approved, but with such changes in it as the Officer executing it shall determine to be appropriate, his determination to be conclusively evidenced by his execution of the Asset Purchase Agreement.

     RESOLVED, FURTHER, that the officers of this Corporation are authorized to take all other action to execute and deliver all other documents and to effect all such other filings or registrations the officers acting shall determine are necessary or proper to effect the sale authorized by these resolutions, their determination to be conclusively evidenced by their action.

     The undersigned, constituting the total shareholders and directors of the Corporation, do hereby consent to the foregoing action and adoption of the foregoing resolutions as March 31, 1999.

  /s/ Kyle R. Hansen
--------------------------------------
Kyle R. Hansen, President
Shareholder and Director



  /s/ Kurt R. Hansen
--------------------------------------
Kurt R. Hansen
Shareholder



  /s/ Jennifer J. Hansen
--------------------------------------
Jennifer J. Hansen, Secretary
Director

                                 Schedule 1.1
                                 ------------

                                Excluded Assets


All Accounts Receivable outstanding as of the date hereof, which had a value as of December 31, 1998 of $3,100

Prepaid California Franchise Tax Board Fee in the amount of $800

All Accounting System Computer Software of Seller

                                 Schedule 1.2
                                 ------------

                              Assumed Liabilities


All Trade Account Payables outstanding as of the date hereof, which had a value as of December 31, 1998 of $140,528.03

                                 Schedule 2.6
                                 ------------

                            Liens and Encumbrances


None.

                                Schedule 2.7(b)
                                --------------

                         Intellectual Property Rights


None.

                                 Schedule 2.10
                                 -------------

                                  Litigation


None.

K&K Hansen, Inc. (Mason Distributing)
Summary of Significant Accounting Policies
--------------------------------------------------------------------------------


Inventories
Inventories are valued at average cost. Inventory costs include freight and product cost.

Revenue recognition
Revenues from product sales are recognized upon shipment of the products to customers.

Property and equipment
Depreciation and amortization of property and equipment are provided using tax basis accounting over the following useful lives:

     Automobiles                             5 years
     Furniture and office equipment          5 years
     Computers, machinery and equipment      5-7 years

                               Legal Description

That portion of the Northeast Quarter of the Northwest Quarter of the Northwest Quarter of Section 26, Township 4 South, Range 10 West, in the Rancho San Juan Cajon De Santa Ana, as shown on a map thereof recorded in Book 51, page 10 of Miscellaneous Maps, records of said Orange County, described as follows:

Commencing at the Northeast corner of the land described in Parcel 2 in the Deed to Jack E. Riley and wife recorded September 13, 1956 in Book 3642, page 258, Official Records, said corner being a point in the East Line of said Northwest Quarter, Southerly thereon 968.13 feet from the North Quarter corner of said Section; thence North 1E 16' 48" West, along said East line, 336.50 feet to the true point of beginning of the land herein described; thence continuing North 1E 16' 48" West, along said East line 116.50 feet; thence South 88E 43' 12" West
231.77 feet to the Easterly line of the Southern Pacific Railroad. Right of Way thence Southerly along said East line 120.15 feet to a point which bears South 88E 43' 12" West from the true point of beginning; thence North 88E 43' 12" West from the true point of beginning; thence North 88E 12' East 202.39 feet to the true point of beginning.